UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fulton Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ATTN: STOCK TRANSFER DEPARTMENT P.O. BOX 4887 ONE PENN SQUARE LANCASTER, PA 17604 D95675-P85613

Your Vote Counts!

FULTON FINANCIAL CORPORATION

2023 Annual Meeting

Please vote your shares by May 15, 2023 11:59 PM ET.

For shares held in a Plan, please vote your Plan shares by May 11, 2023 11:59 PM ET.

You invested in FULTON FINANCIAL CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 16, 2023.

Get informed before you vote

View the Combined Document, Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting a copy prior to May 2, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote in Person at the Meeting* May 16, 2023 10:00 AM ET
Location: The Lancaster Marriott at Penn Square 25 South Queen Street Lancaster, PA 17603

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors Nominees:
1a.	Jennifer Craighead Carey	For
1b.	Lisa Crutchfield	For
1c.	Denise L. Devine	For
1d.	Steven S. Etter	For
1e.	George K. Martin	For
1f.	James R. Moxley III	For
1g.	Curtis J. Myers	For
1h.	Antoinette M. Pergolin	For
1i.	Scott A. Snyder	For
1j.	Ronald H. Spair	For
1k.	E. Philip Wenger	For
2.	A non-binding advisory proposal to approve the compensation of Fulton’s named executive officers.	For
3.	A non-binding advisory proposal to approve whether the frequency of future advisory votes on the compensation of Fulton’s NEOs should be held every one, two or three years.	Every Year
4.	A proposal to approve Fulton’s Amended and Restated 2023 Director Equity Plan.	For
5.	The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2023.	For

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D95676-P85613